CONTRACT TO BUY AND SELL ENTIRE
                    STOCK OF McCORMICK & COMPANY, INC.





                                    TO





                         CENTRAL NEWSPAPERS, INC.





                          DATE:  January 10, 1996

                                 [ORIGINAL]

                                                               Table of Contents

I.  SALE OF CORPORATE STOCK. . . . . . . . . . . . . . . . . . . . . . .  1
     1.1       Stock Transfer. . . . . . . . . . . . . . . . . . . . . .  1
     1.2       Stock Interests . . . . . . . . . . . . . . . . . . . . .  1

II.  CONSIDERATION . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
     2.1       Purchase Price and Payment. . . . . . . . . . . . . . . .  2
     2.2       Adjustment to Base Purchase Price . . . . . . . . . . . .  2
     2.3       Distribution by Escrow Agent. . . . . . . . . . . . . . .  3

III.  CLOSING AND CLOSING DATE . . . . . . . . . . . . . . . . . . . . .  3
     3.1       Closing.  . . . . . . . . . . . . . . . . . . . . . . . .  3
     3.2       Time and Place.   . . . . . . . . . . . . . . . . . . . .  3
     3.3.      Effective Date of Closing.  . . . . . . . . . . . . . . .  3
     3.4       Conditions.   . . . . . . . . . . . . . . . . . . . . . .  3
     3.5       Postponement.   . . . . . . . . . . . . . . . . . . . . .  4

IV.  REPRESENTATIONS AND WARRANTIES OF SELLERS . . . . . . . . . . . . .  4
     4.1       Organization, Capitalization, etc. of
               McCormick and Subsidiaries.   . . . . . . . . . . . . . .  4
     4.2       Affiliates.   . . . . . . . . . . . . . . . . . . . . . .  6
     4.3       No Violation, etc.  . . . . . . . . . . . . . . . . . . .  6
     4.4       Financial Statements.   . . . . . . . . . . . . . . . . .  6
     4.5       Undisclosed Liabilities.  . . . . . . . . . . . . . . . .  7
     4.6       Absence of Certain Changes.   . . . . . . . . . . . . . .  7
     4.7       Tax Returns.  . . . . . . . . . . . . . . . . . . . . . .  9
     4.8       Title to Properties, Encumbrances.  . . . . . . . . . . .  9
     4.9       Leases.   . . . . . . . . . . . . . . . . . . . . . . . . 10
     4.10      Patents, Trademarks, Trade Names, Etc.  . . . . . . . . . 10
     4.11      Litigation.   . . . . . . . . . . . . . . . . . . . . . . 10
     4.12      Insurance.  . . . . . . . . . . . . . . . . . . . . . . . 10
     4.13      Employee Benefit Plans.   . . . . . . . . . . . . . . . . 11
     4.14      Bank Accounts and Credit Cards.   . . . . . . . . . . . . 12
     4.15      Contracts and Commitments.  . . . . . . . . . . . . . . . 12
     4.16      Environmental Matters.    . . . . . . . . . . . . . . . . 13
     4.17      Employees.  . . . . . . . . . . . . . . . . . . . . . . . 14
     4.18      Circulation and Advertising Linage.   . . . . . . . . . . 15
     4.19      Legal Advertisement.  . . . . . . . . . . . . . . . . . . 15
     4.20      No Governmental Violation.  . . . . . . . . . . . . . . . 15
     4.21      Condition of Machinery and Equipment.   . . . . . . . . . 15
     4.22      Approvals.  . . . . . . . . . . . . . . . . . . . . . . . 15
     4.23      Disclosure.   . . . . . . . . . . . . . . . . . . . . . . 15
     4.24      Operation.  . . . . . . . . . . . . . . . . . . . . . . . 15

V.  REPRESENTATIONS AND WARRANTIES OF BUYER. . . . . . . . . . . . . . . 16
     5.1       Corporate Status.   . . . . . . . . . . . . . . . . . . . 16
     5.2       No Violations.  . . . . . . . . . . . . . . . . . . . . . 16
     5.3       Governmental Filing.  . . . . . . . . . . . . . . . . . . 16
     5.4       No Misrepresentations.  . . . . . . . . . . . . . . . . . 16
     5.5       Authorization.  . . . . . . . . . . . . . . . . . . . . . 16
     5.6       Buyer's Investigation.  . . . . . . . . . . . . . . . . . 16

VI.  CONDITIONS APPLICABLE TO BUYER. . . . . . . . . . . . . . . . . . . 17
     6.1       Resignations.   . . . . . . . . . . . . . . . . . . . . . 17
     6.2       Certification and Opinion.  . . . . . . . . . . . . . . . 17
     6.3       Financial Condition.  . . . . . . . . . . . . . . . . . . 17
     6.4       Real Estate Requirements.   . . . . . . . . . . . . . . . 17
     6.5       Governmental Action.  . . . . . . . . . . . . . . . . . . 18
     6.6       Approvals.  . . . . . . . . . . . . . . . . . . . . . . . 18
     6.7       Closing Balance Sheet.  . . . . . . . . . . . . . . . . . 18
     6.8       Hart-Scott-Rodino Filing.   . . . . . . . . . . . . . . . 18

VII.  CONDITIONS APPLICABLE TO SELLERS . . . . . . . . . . . . . . . . . 18

VIII.  OPERATION DURING INTERIM PERIOD . . . . . . . . . . . . . . . . . 19
     8.1       Liabilities.  . . . . . . . . . . . . . . . . . . . . . . 19
     8.2       Debts and Loans.  . . . . . . . . . . . . . . . . . . . . 19
     8.3       Dividends and Stock.  . . . . . . . . . . . . . . . . . . 19
     8.4       Assets.   . . . . . . . . . . . . . . . . . . . . . . . . 19
     8.5       Business.   . . . . . . . . . . . . . . . . . . . . . . . 19

IX.  TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
     9.1       Termination by Mutual Consent.  . . . . . . . . . . . . . 20
     9.2       Termination by Either Party.  . . . . . . . . . . . . . . 20
     9.3       Specific Performance.   . . . . . . . . . . . . . . . . . 20

X.  INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . . . 20
     10.1      Agreement to Indemnify by Sellers.  . . . . . . . . . . . 20
     10.2      Period of Claims.   . . . . . . . . . . . . . . . . . . . 21
     10.3      Minimum Claim.  . . . . . . . . . . . . . . . . . . . . . 21
     10.4      Indemnification by Buyer.   . . . . . . . . . . . . . . . 21
     10.5      Conditions of Indemnification.  . . . . . . . . . . . . . 21

XI.  ESCROW AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . 22
     11.1      Escrow Fund.  . . . . . . . . . . . . . . . . . . . . . . 22
     11.2      Security Deposit.   . . . . . . . . . . . . . . . . . . . 22
     11.3      Distribution of the Purchase Money.   . . . . . . . . . . 22
     11.4      Rights of Buyer.  . . . . . . . . . . . . . . . . . . . . 24
     11.5      Obligations of Sellers.   . . . . . . . . . . . . . . . . 24
     11.6      Income of Escrow Fund.  . . . . . . . . . . . . . . . . . 24
     11.7      Concursus.  . . . . . . . . . . . . . . . . . . . . . . . 24
     11.8      Discharge of Escrow Agent.  . . . . . . . . . . . . . . . 24
     11.9      Compensation.   . . . . . . . . . . . . . . . . . . . . . 25
     11.10     Escrow Agent's Duties.  . . . . . . . . . . . . . . . . . 25
     11.11     Other Agreement.  . . . . . . . . . . . . . . . . . . . . 25
     11.12     Reasonable Reliance.  . . . . . . . . . . . . . . . . . . 25

XII.  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . 25
     12.1      Assignment.   . . . . . . . . . . . . . . . . . . . . . . 25
     12.2      Publicity.  . . . . . . . . . . . . . . . . . . . . . . . 25
     12.3      Access to Books and Records.  . . . . . . . . . . . . . . 26
     12.4      Binding Effect.   . . . . . . . . . . . . . . . . . . . . 26
     12.5      Survival.   . . . . . . . . . . . . . . . . . . . . . . . 26
     12.6      Notices.  . . . . . . . . . . . . . . . . . . . . . . . . 26
     12.7      Professional Fees.  . . . . . . . . . . . . . . . . . . . 27
     12.8      Law Governing.  . . . . . . . . . . . . . . . . . . . . . 27
     12.9      Counterparts.   . . . . . . . . . . . . . . . . . . . . . 27
     12.10     Consents.   . . . . . . . . . . . . . . . . . . . . . . . 27
     12.11     Further Assurances.   . . . . . . . . . . . . . . . . . . 27
     12.12     Individual Covenants Not to Compete.  . . . . . . . . . . 27

                     CONTRACT TO BUY AND SELL ENTIRE
                    STOCK OF McCORMICK & COMPANY, INC.


     THIS AGREEMENT to buy and sell (the "Agreement"), entered into on the dates set forth below, to be effective as of January 10, 1996 (the "Effective Date") by and between:

     CENTRAL NEWSPAPERS, INC., an Indiana corporation ("Buyer"); and, each of the signatories designated below as Seller (hereinafter collectively referred to as the "Sellers"), all of the stockholders of McCormick & Company, Inc., a Louisiana corporation ("Corporation" and/or "McCormick"); and HIBERNIA NATIONAL BANK, a national bank having a place of business in Alexandria, Louisiana ("Escrow Agent").

                                WITNESSETH:

     Whereas Sellers own all of the 2,289 outstanding shares of common stock of the Corporation; and

     Whereas Buyer desires to acquire such shares from the Sellers, and the Sellers desire to sell the same to the Buyer upon the terms and conditions hereinafter set forth.

     Now, therefore, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:


                        I.  SALE OF CORPORATE STOCK

     1.1 Stock Transfer. Sellers shall grant, bargain, sell, transfer, assign and deliver unto Buyer and Buyer shall purchase all of Sellers' right, title and interest in and to the 2,289 shares of stock (the "Stock") of the Corporation constituting all of the capital stock of the Corporation outstanding, said Stock being represented by the certificates of stock representing the number of outstanding shares indicated and appearing opposite the name of each stockholder on Exhibit 1.1 attached hereto.

     1.2 Stock Interests. Sellers acknowledge that this sale of Stock shall and does constitute a full and complete transfer by Sellers to Buyer of all of Sellers' rights, title, interest and claims in, to and against the Corporation, including any right, title, interest or claim which may be represented by any document or evidence other than the Stock herein transferred. Incident thereto, to the extent necessary, Sellers do hereby agree to grant, bargain, sell, transfer, assign and deliver unto Buyer and do waive, relinquish and release in favor of Buyer, any rights, title, interest, claim or demand which Sellers may have in, to, or against Corporation, whether such interest exists from Sellers' status as shareholder, employee, independent contractor, officer, director, creditor, or otherwise.


                            II.  CONSIDERATION

     2.1 Purchase Price and Payment. The purchase price for all shares shall be Sixty-Two Million and No/100 ($62,000,000.00) Dollars (the "Base Purchase Price") computed on the basis of Twenty-Seven Thousand Eighty-Six and No/100 ($27,086.00) Dollars per share. Payment shall be made by certified or bank cashier's checks payable to the order of, or wire transfers of federal funds to, the Escrow Agent as follows: (a) a deposit of $1,000,000.00 upon execution of this Agreement (the "Security Deposit"); and (b) the balance of Sixty-One Million and No/100 ($61,000,000.00) Dollars upon delivery to Buyer of the Stock of the Corporation at the Closing (the "Balance"). The Security Deposit and Balance are hereinafter collectively referred to as the "Purchase Money."

     2.2       Adjustment to Base Purchase Price.  The Base
Purchase Price shall be adjusted as of the Closing pursuant to the following:

          (a) Buyer and Sellers acknowledge that the Base Purchase Price has been negotiated based upon, in part, the financial condition of McCormick and Subsidiaries as reflected on the Current Balance Sheet described in Section 4.4(b) hereof and shown on Exhibit 4.4(b-1). The net worth of McCormick and Subsidiaries, as reflected on the Current Balance Sheet, shall be referred to herein as the "Base Net Worth".

          (b) The Sellers will cause, at their expense, Ernst & Young, Certified Public Accountants, to prepare a balance sheet of McCormick and its Subsidiaries as of the last day of the calendar month immediately preceding the date on which the closing contemplated by this Agreement will occur (the "Closing Balance Sheet"). The Closing Balance Sheet will be certified by Ernst & Young as having been prepared in a manner consistent with the way the Current Balance Sheet was prepared using similar practices, procedures, methods and assumptions. The net worth of McCormick and Subsidiaries as set forth on the Closing Balance Sheet shall be referred to as the "Closing Net Worth".

          (c) The Base Purchase Price shall be adjusted in either of the following circumstances:

               (i)       If the Closing Net Worth exceeds the
                         Base Net Worth, the Base Purchase Price
                         shall be increased by the amount that the Closing Net Worth exceeds the Base Net Worth (the "Positive Adjustment"), and in such case, the Positive Adjustment shall be added to and become part of the Balance to be paid by Buyer pursuant to
                         Section 2.1(b) above.

               (ii) If the Base Net Worth exceeds the Closing Net Worth, the Base Purchase Price shall be reduced by the amount that the Base Net Worth exceeds the Closing Net Worth (the "Negative Adjustment"), and in such case, the Negative Adjustment shall be subtracted from and reduce the Balance to be paid by Buyer to Sellers pursuant to
                         Section 2.1(b) above.


     2.3 Distribution by Escrow Agent. The Escrow Agent shall receive and distribute the Purchase Money (as adjusted pursuant to Section 2.2 above) as provided in Article XI below.


                      III.  CLOSING AND CLOSING DATE

     3.1 Closing. The term "Closing" as used herein shall contemplate the execution of all documents necessary to transfer the Stock herein described by Seller unto Buyer and the transfer by Buyer unto Seller of all consideration herein agreed to be paid, pursuant to the terms of this Agreement, together with all other documents contemplated by this Agreement.

     3.2       Time and Place.  The Closing shall occur on
March 12, 1996, (the "Closing Date"), at the offices of Provosty,
Sadler & deLaunay, 934 Third Street, Suite 901, Alexandria,
Louisiana, at 10:00 a.m., or such other place and time as is mutually agreed upon by the parties.

     3.3. Effective Date of Closing. The sale and transfer of Stock by Seller unto Buyer shall be effective in all respects as of 12:01 a.m. on the Closing Date, notwithstanding the fact that the documents contemplated by this Agreement shall in fact be executed at an earlier or later time.

     3.4 Conditions. In the event there is a failure of any condition set forth in this Agreement, between the date of this Agreement and the Closing Date, the party for whose benefit the condition exists may elect to either (i) postpone the Closing Date to a date that is ten (10) days following the satisfaction of such condition, provided such date is not beyond the Termination Date in
Section 9.2, or (ii) proceed with the Closing to the extent performance is tendered, and seek indemnification or exercise any right or remedy accruing to such party.

     3.5 Postponement. The Closing may be postponed by the mutual consent of both parties hereto.


              IV.  REPRESENTATIONS AND WARRANTIES OF SELLERS

     The Sellers hereby represent and warrant as follows:

     4.1       Organization, Capitalization, etc. of McCormick and
               Subsidiaries.

          (a) McCormick & Company, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana. McCormick has the corporate power and authority to own and operate its properties and assets, and to operate and carry on its businesses as presently conducted.

          (b)(i) The authorized capital stock of McCormick consists of 10,000 shares of capital stock (par value $100 each), of which 4,000 shares are issued, with 1,711 being in Treasury and 2,289 are outstanding and are and will be fully paid and nonassessable at and immediately prior to the Closing.

            (ii) The Sellers, as a group own all of the presently outstanding shares of McCormick capital stock, and each of the Sellers will, at and immediately prior to the Closing, own the number of Shares set forth opposite his name on Exhibit 1.1 hereto, in each case free and clear of all liens, claims, options, charges or encumbrances of whatsoever nature.

            (iii) Except as provided in Exhibit 4.1(b)(iii), there are no outstanding options or other agreements of any nature whatsoever relating to the issuance of any shares of capital stock of McCormick.

            (iv) This Agreement has been duly executed by each Seller and constitutes the legal, valid, and binding obligation of all Sellers.

          (c) Exhibit 4.1(c) hereto sets forth the name, the jurisdiction of incorporation and the capitalization of each corporation of which McCormick owns, as of the date of this Agreement or will own at and immediately prior to the Closing (directly or indirectly, through another corporation or otherwise), thirty-three (33%) percent or more of the capital stock and the number of shares (and percentage of outstanding shares) of each class of capital stock of each such corporation so owned by McCormick as of the date of this Agreement or to be so owned by McCormick at and immediately prior to the Closing. Such corporations are referred to herein as "Subsidiaries" of McCormick. Each McCormick Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has the corporate power and authority to carry on its business as presently conducted. The shares of capital stock and other securities of each McCormick Subsidiary stated in Exhibit 4.1(c) hereto are or will be owned by McCormick free and clear of all liens, claims, options, charges, or encumbrances of whatsoever nature, and such shares are or will be validly issued, fully paid and nonassessable. There are no outstanding options or other agreements of any nature whatsoever relating to the issuance of any shares of capital stock or other securities of any McCormick Subsidiary.

          (d)       The copies of the Certificate of
                    Incorporation, and all amendments thereto, of McCormick and each McCormick Subsidiary, certified by the appropriate authorities of their respective jurisdictions of incorporation, and of the By-Laws, as amended to date, of McCormick and each McCormick Subsidiary, which have heretofore been delivered to Buyer, are complete and correct as of the date hereof.

          (e) At the Closing, the Sellers will deliver to Buyer certificates of good standing with respect to McCormick and each McCormick Subsidiary, certified (as of the latest practicable date prior to the Closing) by the appropriate authorities of their respective jurisdictions of incorporation and of the respective jurisdictions in which they are qualified to do business as foreign corporations.

          (f) Neither McCormick, nor any McCormick Subsidiary is in violation of, or under investigation with respect to, and none have been charged with or received any notice of, any violations of or non-conformities with any statute, ordinance, law, rule, regulation, ruling or judgment of any governmental authority or court applicable to McCormick or the McCormick Subsidiaries or their assets.

          (g) McCormick and the McCormick Subsidiaries have all governmental licenses, permits, authorizations, registrations and approvals that are necessary to own and use their properties and conduct their businesses in the manner in which they have been conducted.

     4.2 Affiliates. None of the Sellers has any direct or indirect interest in any corporation or business which is involved in any way with, competes with, conducts any business similar to any business conducted by, or conducts any business with McCormick or any McCormick Subsidiary, except for the possible ownership of not more than 1 percent of the outstanding equity securities of any corporation whose shares are regularly traded on any stock exchange or in the over-the-counter market.

     4.3 No Violation, etc. Except as disclosed in this Agreement, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby does not and will not violate any provisions of any agreement or violate or conflict with any other restrictions of any kind or character to which McCormick, McCormick Subsidiaries or any of the Sellers is a party or by which any of them is bound and Sellers have the unqualified right to sell, assign and deliver the Shares to Buyer, and the unqualified right upon consummation of the transactions contemplated by this Agreement, to pass to Buyer good and valid title to the Shares, free and clear of all liens, claims, options, charges or encumbrances of whatsoever nature.

     4.4       Financial Statements.

          (a) The Sellers have delivered to the Buyer a report prepared by Ernst & Young, dated December 31, 1994, which is an audited, certified, consolidated and/or a combined balance sheet or balance sheets of McCormick and Subsidiaries.

          (b) The Sellers have prepared a current balance sheet and income statement of McCormick and its Subsidiaries as of October 31, 1995 (the "Current Balance Sheet"), using the same practices and procedures as used by Ernst & Young for the audited December 31, 1994 report. Ernst & Young has reviewed the Current Balance Sheet which is attached hereto as Exhibit 4.4(b-1). This Current Balance Sheet is true and complete and fairly represents the financial condition of McCormick and Subsidiaries - assets, liabilities, income and expenses as of October 31, 1995, all in conformity with generally accepted accounting principles consistently applied. The reserves shown on the Current Balance Sheet are adequate and sufficient for the purposes thereof.

     4.5 Undisclosed Liabilities. Except as and to the extent reflected or reserved against in the Current Balance Sheet or in Exhibit 4.5 attached hereto, and except for purchase or sale contracts or commitments in the ordinary course of business and not required to be disclosed in any exhibit hereto by reason of specific exclusions in this Agreement, neither McCormick nor any McCormick Subsidiary as of such date had any liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due (including, without limitation, liabilities for taxes in respect of or measured by the income of McCormick or any McCormick Subsidiary through October 31, 1995, and liabilities for taxes arising out of any transaction of McCormick or any McCormick Subsidiary entered into prior to such date or out of any state of facts existing prior thereto). Furthermore, none of the Sellers knows or has any reasonable ground to know of any basis for the assertions against McCormick or any McCormick Subsidiary of any liability or obligation as of October 31, 1995 of any nature or in any amount not fully reflected or reserved against on the Current Balance Sheet, except as set forth in the exhibits attached hereto and except for purchase or sale contracts or commitments in the ordinary course of business and not required to be disclosed in any exhibit hereto by reason of specific exclusions in this Agreement.

     4.6       Absence of Certain Changes.  Except as disclosed in
Exhibit 4.6 or in this Agreement or any other exhibit hereto, neither McCormick nor any McCormick Subsidiary has since the date of the Current Balance Sheet:

          (a) Suffered any material adverse change in its financial condition, assets, liabilities or business;

          (b) Incurred any obligation or liability (whether absolute, accrued or contingent) other than in the ordinary course of its business and consistent with the past practice;

          (c) Paid any claim or discharged or satisfied any lien encumbrance or liability (whether absolute, accrued or contingent), other than liabilities shown or reflected in the Current Balance Sheet or incurred since the Current Balance Sheet in the ordinary course of business and consistent with past practice;

          (d) Permitted or allowed any of its assets, tangible or intangible, to be mortgaged, pledged or subjected to any liens or encumbrances other than encumbrances excepted from the provisions of Section 4.8 hereof;

          (e) Written down the value of any inventory or written off as uncollectible any notes or accounts receivable or any portion thereof, except for write-offs and write-downs of such items in the ordinary course of business;

          (f) Canceled any other debts or claims or waived any rights of substantial value or sold or transferred any of its assets except in the ordinary course of business and consistent with past practice;

          (g) Disposed of or permitted to lapse any material patents, trademarks or copyrights or any material patent, trademark, or copyright applications or disposed of or disclosed to any person any trade secrets, formula, process, or know-how;

          (h) Granted any general uniform increase in the compensation of employees (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment) or any substantial increase in any such compensation payable or to become payable by it to any officer or employee;

          (i) Made any capital expenditures or commitments in excess of an aggregate of $10,000 for McCormick and Subsidiaries for additions to property, plant, or equipment;

          (j) Except to the extent disclosed on Exhibit 4.6 hereof, declared, paid or set aside for payment to its stockholders any extraordinary dividend or other distribution in respect of its capital stock or redeemed or purchased or otherwise acquired any of its capital stock or any options relating thereto or agreed to take any such action;

          (k) Made any material change in any method of accounting or accounting practice;

          (l) Paid any amounts to or in respect of, or sold or transferred any assets to, any company, a substantial portion of the capital stock of which is owned by McCormick or any McCormick Subsidiary or owned by the Sellers individually or as a group; or

          (m)       Experienced any material labor difficulty.

     4.7 Tax Returns. McCormick and each McCormick Subsidiary have duly filed all tax reports and returns required to be filed by them and have duly paid all taxes and other charges due or claimed to be due from them by federal, state or local taxing authorities (including, without limitation, those due in respect of properties, income, franchises, licenses, sales and payrolls); and, except as may be noted on the Current Balance Sheet there are no pending questions relating to, or claims asserted for, taxes or assessments against McCormick or any McCormick Subsidiary (except for any liabilities that may result from action taken by Buyer after the Closing).

     4.8 Title to Properties, Encumbrances. McCormick and McCormick Subsidiaries have good and marketable title to all of their properties and assets, real and personal, tangible and intangible, including, without limitation, the properties and assets reflected in the Current Balance Sheet (except for inventory and except for other properties and assets not in excess of $5,000 for McCormick and $5,000 for McCormick Subsidiaries which have been sold or otherwise disposed of in the ordinary course of business). All such properties and assets (as well as any other properties and assets used in the businesses of McCormick and Subsidiaries) are subject to no mortgage, pledge, lien, conditional sale agreement, encumbrance or charge of whatsoever nature, except for liens shown on such balance sheets as securing specified liabilities (with respect to which no default exists), liens which have been disclosed to Buyer (and are reflected on Exhibit 4.8(c)), liens for current taxes not yet due, and minor imperfections of title and encumbrances, if any, which are not in the aggregate substantial in amount, do not materially detract from the value of the property subject thereto or materially impair the operations of McCormick or any Subsidiary, and have arisen only in the ordinary course of business and consistent with past practice. The assets described on Exhibit 4.8(a) (the "Leased Assets") do not belong to McCormick, but are available for use by McCormick pursuant to valid leases or other use agreements, which leases are current, not in default, and more particularly described in Section 4.9 hereof. The assets described in Exhibit 4.8(b) (the "Excluded Assets") either do not belong to McCormick, or, at the time of the Closing, will not belong to McCormick, but in any event, will not be available for use by McCormick or Buyer after the Closing.

     4.9 Leases. Exhibit 4.9 annexed hereto contains an accurate description of the terms of all leases pursuant to which either McCormick or any McCormick Subsidiary leases real or personal property. All such leases are valid and in full force and effect.

     4.10 Patents, Trademarks, Trade Names, Etc. Except as set forth in Exhibit 4.10 annexed hereto, there are no patents, patent applications, trademarks, trade names, copyrights or licenses presently owned or held by McCormick or any McCormick Subsidiary or under which McCormick or any McCormick Subsidiary holds any license; none of the Sellers knows or has any reason to believe that any of the products manufactured or sold by McCormick or any McCormick Subsidiary , or any of the processes or designations used in their businesses, infringes on any patents, trademarks or copyrights; McCormick and each McCormick Subsidiary have the sole and exclusive right to manufacture and market their existing products under the names set forth on Exhibit 4.10, except the names stated as not registered; none of the Sellers knows or has any reason to believe that there is any claim or claims of third parties to the use of such names set forth on Exhibit 4.10.

     4.11 Litigation. Except as set forth on Exhibit 4.11 annexed hereto, there are no actions, proceedings, or investigations pending, or to the knowledge of the Sellers threatened, against McCormick or any McCormick Subsidiary, nor does any of the Sellers know or have any reasonable ground to know of any basis for any such action, proceeding, or investigation. None of the Sellers knows or has any reason to believe that there is any event or condition of any kind or character pertaining to the business or assets of McCormick or any McCormick Subsidiary that may materially adversely affect any such business or assets.

     4.12 Insurance. The policies of fire, liability, workmen's compensation and other forms of insurance described in
Exhibit 4.12 annexed hereto are in effect with respect to McCormick and Subsidiaries; are valid, outstanding and enforceable policies; in the Sellers' reasonable opinion provide adequate insurance coverage for the assets and operations of McCormick and Subsidiaries; and such policies or comparable policies will by their terms (absent cancellation after the Closing) remain in full force and effect for at least 30 days after the Closing.

     4.13 Employee Benefit Plans. Exhibit 4.13 annexed hereto sets forth a description of the retirement, savings, medical, life insurance and disability benefit plans of McCormick and Subsidiaries (whether formal or informal), and with respect thereto, Sellers warrant that:

          (a) All employee benefit plans of McCormick and McCormick Subsidiaries that are subject to
                    Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA") are in compliance in all material respects with all laws, regulations, and other requirements applicable to such ERISA plans the breach or violation of which could (singularly or in the aggregate) have a materially adverse effect on McCormick or the plans.

          (b) All employee benefit plans that are intended to be qualified plans under Sections 401(a) or 501 of the Internal Revenue Code (the "Code") are, as currently stated, in compliance in all material respects with all applicable requirements of the Code (except requirements that may be satisfied by a retroactive amendment), and favorable determination letters have been received from the IRS with respect to each such plan stating that each, in its current form, is qualified and satisfies all applicable provisions of the Code.

          (c) No employee benefit plan to which Section 4021 of ERISA applies has been partially or completely terminated nor has there been a "reportable event," as the term is defined in
                    Section 4043(b) of ERISA, with respect to an ERISA plan since the effective date of Section 4043(b).

          (d) Each employee benefit plan that is subject to the continuous coverage requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") has satisfied in all material respects all applicable requirements of COBRA for all plan years beginning after July 1, 1986.

     4.14 Bank Accounts and Credit Cards. Exhibit 4.14(a) annexed hereto sets forth the names and locations of all banks, bank accounts, certificates of deposit and safe deposit boxes in which McCormick and Subsidiaries have accounts and the names of all persons authorized to sign thereon. Exhibit 4.14(b) annexed hereto sets forth the names of all companies with whom McCormick and Subsidiaries have charge accounts for which charge cards have been issued.

     4.15 Contracts and Commitments. Except for contracts set forth in Exhibit 4.15 annexed hereto or in this Agreement and the exhibits hereto; and except for contracts which are incurred in the normal course of business, have expiration dates within twelve (12) months of the Effective Date of this Agreement and the payments incident thereto are reflected on and disclosed in the financial statements of McCormick and Subsidiaries previously provided to
Buyer:

          (a) Neither McCormick nor any McCormick Subsidiary has any contracts or commitments which are material to the business, operations or financial condition of McCormick or such McCormick Subsidiary other than those described in, or incurred in the ordinary course of business and not required to be described in, this Agreement, any of the exhibits annexed hereto or pursuant hereto by reason of a specific exclusion contained herein;

          (b) None of the Sellers knows or has any reason to believe that there are any purchase commitments by McCormick or any McCormick Subsidiary in excess of the normal, ordinary and usual requirements of the business of McCormick or such McCormick Subsidiary or at any excessive price;

          (c) None of the Sellers knows or has any reason to believe that there are any outstanding contracts or commitments which in the aggregate will result in any material loss to McCormick or any McCormick Subsidiary upon completion of performance thereof, after allowance for direct distribution expenses. None of the Sellers knows or has any reason to believe that there are any outstanding contracts, bid or sales or service proposals quoting prices which in the aggregate will not result in a normal profit to McCormick or any McCormick Subsidiary;

          (d) Neither McCormick nor any McCormick Subsidiary has given any irrevocable power of attorney to any person, firm or corporation for any purpose whatsoever;

          (e) Neither McCormick nor any McCormick Subsidiary has any employment agreements, or any agreements that contain any severance or termination pay liabilities or obligations;

          (f) Neither McCormick nor any McCormick Subsidiary is presently paying any pension, deferred compensation or retirement allowance to anyone except as set forth on Exhibit 4.13.

          (g) Neither McCormick nor any McCormick Subsidiary nor any of the Sellers has received any notice that McCormick or any McCormick Subsidiary is in default under any contracts made or obligations owed by it, and none of the Sellers knows or has any reason to believe that there is any basis for any valid claim of default;

     4.16      Environmental Matters.

          (a) All properties owned or used by the Corporation and the Subsidiaries have been operated in compliance with all federal, state and local environmental laws, rules and regulations; and, the Corporation and its Subsidiaries are not liable under any federal, state and local environmental laws, rules and regulations;

          (b) Neither the Corporation nor any of the Subsidiaries has received written notification from any governmental authority with respect to current, existing violations or liabilities relating to the Corporation or the Subsidiaries of any of the laws referred to in clause (a) above, or pursuant to any of the respective implementing regulations to such laws, rules or regulations; and

          (c) Neither the Corporation nor any of the Subsidiaries has received written notification
                    (i) from the United States Environmental
                    Protection Agency that it is a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") for "removal" or "remedial" action at a waste site listed on the National Priorities List to which it sent or arranged for the transportation or disposal of hazardous waste, or (ii) that it is liable for contribution for costs incurred by another Person in taking "removal" or "remedial" action under CERCLA.

          (d) Seller has, at Seller's expense, engaged Jacobs Engineering Group, Inc. to conduct two
                    (2) Phase I Environmental Site Assessments
                    (the "Environmental Assessments") covering all of the real estate owned by McCormick and its Subsidiaries. The Environmental Assessment is attached hereto as Exhibit 4.16.

          (e) Notwithstanding anything contained to the contrary in this Section 4.16 above, Sellers acknowledge that McCormick received on January 8, 1996, verbal notification from the Department of Environmental Quality that a complaint had been filed against McCormick with respect to McCormick's demolition of the building and improvements (the "Wellan's Building") located in Square 22 of Old Town Alexandria (the "Wellan's Environmental Complaint"). No written complaint has yet been received by Sellers, but Sellers have been advised by the Department of Environmental Quality that a written complaint is forthcoming.

     4.17 Employees. Exhibit 4.17 contains a true and correct list of all current employees of McCormick and Subsidiaries including for each: date of birth, date of employment, department, and rate of compensation, as of the date of this Agreement.
Neither McCormick, Subsidiaries or Sellers have made any agreements or entered into any arrangements with any employees or independent contractors which would have the effect of depriving the Corporation of their services after the Closing. There has been no formal or informal request to McCormick or any McCormick Subsidiary for collective bargaining or an employee election from any union or from the National Labor Relations Board or any other activity pertaining to the unionization or other similar organization of any of McCormick's employees. There is no unfair labor practice complaint against McCormick or any McCormick Subsidiary pending before any court or governmental authority, and there is no labor strike, dispute, slow down or stoppage, or any union organizing campaign, pending or threatened against or involving McCormick or any McCormick Subsidiary.

     4.18 Circulation and Advertising Linage. Exhibit 4.18 attached hereto accurately describes in all material respects the latest circulation figures and year to date advertising linage sold for the Alexandria Daily Town Talk newspaper (the "Newspaper") for the period beginning January 1, 1995 and ending October 31, 1995.

     4.19 Legal Advertisement. The Newspaper is duly qualified under the laws of Louisiana as the official journal of the governmental units described in Exhibit 4.20, and it is authorized to publish notices and advertising on their behalf.

     4.20 No Governmental Violation. Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation of any rule, regulation, order, judgment or decree of any court or of any local government.

     4.21 Condition of Machinery and Equipment. To the best of the reasonable knowledge and belief of Sellers, all buildings, structures, fixtures and improvements, and all machinery and equipment of McCormick and its Subsidiaries are structurally sound (with no known defect material to the suitability thereof to present operations) and in good operating condition and repair. Sellers have not received notification that McCormick or its Subsidiaries are in violation of any applicable building, zoning or other law, ordinance or regulation in respect of its real estate and equipment, and none of the Sellers have any reason to believe that such violation exists.

     4.22 Approvals. Except for compliance with the Hart-Scott-Rodino Antitrust Compliance Improvement Act, no approval of or filing with any person, public or private, is required to permit Sellers to execute and deliver this Agreement, or to consummate the sale transaction described herein or to comply with and fulfill the terms hereof.

     4.23 Disclosure. The Sellers have herein disclosed to Buyer all facts material to the assets and business of McCormick and Subsidiaries other than facts which they do not know or have reason to know. No representation or warranty by the Sellers contained in this Agreement, and no statement contained in any certificate, exhibit, list or other instrument furnished to Buyer pursuant to the provisions hereof, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

     4.24 Operation. Between the date of this Agreement and the Closing, Sellers will cause the Corporation to be operated in accordance with the conditions set forth in Section VIII.


                V.  REPRESENTATIONS AND WARRANTIES OF BUYER

     The Buyer represents and warrants to each of the Sellers that:

     5.1 Corporate Status. The Buyer is a corporation, duly organized, validly existing, and in good standing under the laws of the State of Indiana.

     5.2 No Violations. Neither the execution nor the delivery of this Agreement nor the consummation of the transactions contemplated thereby, will result in the breach of any term or provision of, or constitute a default under, or accelerate or augment the performance otherwise required under, any charter provision, bylaw, or any material agreement, indenture, instrument, order, law or regulation to which Buyer is a party or which is otherwise applicable to Buyer.

     5.3 Governmental Filing. All notices, reports or other filings required to be made by Buyer with, and any consents, registrations, approvals, permits or authorizations required to be obtained by Buyer from, any governmental and regulatory authorities of the United States or the several states in connection with the execution and delivery of this Agreement by Buyer or the consummation by the Buyer of the transactions contemplated hereby, shall be made by Buyer at Buyer's expense.

     5.4 No Misrepresentations. None of the information contained in the representations and warranties of Buyer set forth in this Agreement, or in any information delivered or to be delivered by Buyer contains or will contain any untrue statement of a material fact or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

     5.5 Authorization. The execution and delivery of this Agreement by the Buyer has been duly authorized by proper corporate action, and on the Closing Date the Buyer will have all necessary corporate power and authority to consummate the transactions provided herein.

     5.6 Buyer's Investigation. Buyer is an informed and sophisticated buyer experienced in the evaluation and purchase of companies such as the Corporation. Buyer has undertaken such investigation as it has deemed necessary to enable it to make an informed and intelligent decision with respect to this Agreement and the transactions contemplated hereby. Buyer acknowledges that in entering into this Agreement and in consummating the other transactions contemplated herein, Buyer has relied upon its own investigation and analysis, and upon the information provided by Sellers and the Sellers' representations and warranties contained in this Agreement.


                    VI.  CONDITIONS APPLICABLE TO BUYER

     Buyer's obligations to complete the transactions provided herein shall be subject to the performance by the Sellers of all of the actions and obligations to be performed by them on or before the Closing Date, to the material accuracy and correctness of the representations and warranties of the Sellers contained herein, and to the further condition that:

     6.1       Resignations.  On or before the Closing Date, the
Sellers shall have caused the resignation of the officers and directors of the Corporation and Subsidiaries.

     6.2 Certification and Opinion. The Sellers shall have delivered to the Buyer on the Closing Date (i) a certificate of the Sellers to the effect that the representations and warranties of the Sellers contained herein are true and correct on and as of the Closing Date with the same effects as if made on and as of the Closing Date, and (ii) the opinion of Provosty, Sadler & deLaunay, Esqs., dated as of the Closing Date, covering the items referred to in Section 4.1(a), (b), (c) and (g), and 4.3.

     6.3 Financial Condition. The Sellers shall have furnished to the Buyer on the Closing Date a certificate or letter from Thomas J. Hardin, Treasurer of the Corporation, as of the Closing Date, stating that there has been no change in the capitalization of the Corporation nor any change in its financial condition or assets other than changes arising out of the ordinary course of business, none of which have been materially adverse.

     6.4 Real Estate Requirements. As evidence of title to the three parcels of real property owned by McCormick, and used as its main office, its main printing plant for the Newspaper, and its main plant for McCormick Graphics (collectively, the "Operations Real Estate"), which three parcels of real property are more particularly described on Exhibit 6.4 attached hereto, Sellers, at their expense, shall have obtained and provided to Buyer the following:

          (a) Title Insurance: An owner's policy of title insurance, issued by a title insurance company satisfactory to Buyer ("Title Insurer"), containing an ALTA Form 3.1 Zoning Endorsement and access and survey endorsements for the Operations Real Estate (the "Title Insurance"). The Title Insurance shall insure good and marketable fee simple title in McCormick for each parcel of the Operations Real Estate, subject only to (i) liens for current taxes not yet due and payable,
                    (ii) mortgages described on Exhibit 4.8(c) attached hereto, (iii) specifically identified easements, rights of way, and other encumbrances on the Operations Real Estate as are shown in the public records and which do not detract from the current use of the Operations Real Estate, and (iv) such other encumbrances as may be satisfactory to Buyer (collectively, the "Permitted Encumbrances"). The Title Insurance shall be in the amount of Five Million and No/100 ($5,000,000.00)
                    Dollars.

          (b) Survey. A survey of the Operations Real Estate performed by an engineer or surveyor satisfactory to Buyer, which meets the minimum standard detail requirements for Louisiana land title surveys, and which is certified to McCormick and Title Insurer as of a current date (the "Survey"). Each Survey shall be completed in accordance with the requirements described on Exhibit 6.4(b) attached hereto.

     6.5 Governmental Action. No order, decree or ruling of any governmental authority or court shall have been entered, and no governmental or other action, suit, claim, investigation or proceeding shall be pending or threatened, challenging the legality, validity, or propriety of, or otherwise relating to, the transactions described herein.

     6.6 Approvals. Buyer shall have obtained each and every approval which is required to permit McCormick and McCormick Subsidiaries to continue to conduct their businesses and operations after the closing in a manner consistent with that in which they are presently conducted. Buyer shall be required to make a good faith, affirmative effort to satisfy this condition.

     6.7 Closing Balance Sheet. Seller shall have provided to Buyer the Closing Balance Sheet prepared in the manner required by Section 2.2(b) of this Agreement.

     6.8 Hart-Scott-Rodino Filing. Buyer and Seller shall have completed all filings required by the Hart-Scott-Rodino Antitrust Improvements Act and have satisfied any request by the government for further information and all time periods for the government to request further information under this Act shall have expired. Buyer shall be required to make a good faith, affirmative effort to satisfy this condition.


                  VII.  CONDITIONS APPLICABLE TO SELLERS

     The Sellers' obligations to complete the transactions provided herein shall be subject to the performance by the Buyer of all of the obligations to be performed by it on or before the Closing Date, to the accuracy and correctness of the representations and warranties of the Buyer contained herein, and to the further condition that the Buyer shall have delivered to the Sellers on the Closing Date the opinion of Barnes & Thornburg, covering the items referred to in Section 5.1, 5.2, and 5.5.


                  VIII.  OPERATION DURING INTERIM PERIOD

     From the date hereof to the Closing Date, the Sellers shall continue to conduct the business and operations of the Corporation in the same manner in which they have heretofore been conducted, and shall maintain its books of accounts in a manner which fairly and accurately reflects its income, expenses, assets and liabilities in accordance with generally accepted accounting principles consistently applied. During such period, unless the Buyer may have given its consent thereto in writing, the Corporation will not, and the Sellers will not cause the Corporation to:

     8.1 Liabilities. Incur any obligation or liability, absolute or contingent, other than current liabilities incurred in the ordinary and usual course of its business.

     8.2 Debts and Loans. Incur any indebtedness for borrowed money; make any loans or advances to any individual, firm, or corporation, or assume, guarantee, endorse, or otherwise become liable for the obligations of any other individual, firm, or corporation.

     8.3 Dividends and Stock. Except to the extent disclosed on Exhibit 4.6, declare or pay any dividends on its capital stock, or otherwise acquire for value any of its outstanding capital stock, or issue, sell, or contract to sell any equity or debt securities.

     8.4 Assets. Subject any of its properties or assets to any mortgage, pledge, security interest, or lien, except encumbrances of the character heretofore incurred in the ordinary and usual course of its business; sell or transfer any or its properties; or use any of its assets or properties except for proper corporate purposes.

     8.5 Business. Make any investment of a capital nature, enter into any long-term contracts or commitments, or modify, amend, or terminate any existing agreement except in the ordinary and usual course of its business.


                             IX.  TERMINATION

     9.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing by the mutual consent of Buyer and the Corporation.

     9.2 Termination by Either Party. This Agreement may be terminated by either Buyer or Seller if (i) the Closing has not occurred by April 30, 1996 (the "Termination Date"), or (ii) if there has been a material breach by either Buyer or Sellers of any of their covenants or obligations set forth in this Agreement, but such termination shall not be effective unless and until the non-breaching party has given written notice to the breaching party of such breach and of its intention to terminate this Agreement in accordance with the provisions hereof and the breaching party fails to cure such breach within ten (10) calendar days following such notice however not to extend past the Termination Date.

     9.3 Specific Performance. In the event of Termination or inability to close resulting from either party's nonperformance or material breach of this Agreement, the other party shall have, and may exercise, any and all rights and remedies provided by law and this Agreement including, but not limited to, the right to retain the Security Deposit and to seek specific performance.


                            X.  INDEMNIFICATION

     10.1 Agreement to Indemnify by Sellers. Subject to the Limitation Amount hereinafter set forth, Sellers hereby, jointly, severally and in solido, agree to indemnify, defend and hold harmless Buyer and McCormick and Subsidiaries from and against all demands, claims, actions, assessments, losses, damages, liabilities, costs and reasonable expenses (including, without limitation, interest, penalties and reasonable attorneys' fees and expenses) (collectively the "Buyer's Claims"), asserted against or imposed upon or incurred by Buyer or Corporation after the Closing Date (a) resulting from or by reason of any facts constituting a breach of any representation or warranty of the Sellers contained in or made pursuant to this Agreement, or (b) resulting from any tax claim asserted against Buyer with respect to any taxes relating to the operation of the Corporation through the Closing Date, or
(c) resulting from any environmental contamination of the Operations Real Estate or any other violation of any environmental law or standard prior to the Closing Date. With respect to any claim for indemnity pursuant to this paragraph, the collective liability of all Sellers, as a group, shall be limited to the net cost of Buyer's claims after taking into account any tax benefits and insurance proceeds and, provided, however, that the liability of all Sellers, as a group, for all claims made pursuant to this paragraph, shall not exceed, in the aggregate the sum of Two Million and No/100 ($2,000,000.00) Dollars plus one hundred (100%) percent of any fine, penalty, and/or curative action and/or expense incurred by McCormick and Subsidiaries incident to the Wellan's Environmental Complaint (the "Limitation Amount"). In addition, the "Limitation Amount" with respect to any one Seller owning less than five (5%) percent of the outstanding stock of McCormick as reflected on Exhibit 1.1 shall not exceed that individual Seller's proportionate share of the Purchase Money, determined by multiplying the entire Purchase Money as determined in Paragraph
2.1 (as it may be adjusted by Paragraph 2.2) by that Seller's percentage interest of the Corporation as reflected on Exhibit 1.1. For purposes of this Agreement, Joe D. Smith, Jr. shall not be considered to be a Seller owning less than five (5%) percent of the outstanding stock of McCormick.

     10.2 Period of Claims. Anything in this Agreement to the contrary notwithstanding, the liability of Sellers under this Agreement to indemnify Buyer against any Buyer's Claims shall be limited to Buyer's Claims as to which written notice thereof shall have been given to the Sellers and Escrow Agent on or before a date which is fifteen (15) months following the Closing Date for all matters described in Paragraph 10.1(a) and a period of thirty-six
(36) months following the Closing Date for matters described in Paragraphs 10.1(b) or 10.1(c).

     10.3 Minimum Claim. The provisions for indemnity contained in Section 10.1 hereof shall be effective only after and to the extent that valid and enforceable Buyer's Claims, in the aggregate, exceed $50,000.00, it being the intention of the parties that Sellers shall not have any liability with respect to this indemnity agreement to the extent that aggregate Buyer's Claims do not exceed $50,000.00. The provisions of this Paragraph 10.3 shall not apply with respect to any indemnification due Buyer as a result of the Wellan's Environmental Complaint.

     10.4 Indemnification by Buyer. Buyer shall indemnify the Sellers and hold each of them harmless from and against all demands, claims, actions, assessments, losses, damages, liabilities, costs and reasonable expenses, including, without limitation, interest, penalties and reasonable attorneys' fees and expenses (collectively the "Sellers' Claims") asserted against or imposed upon or incurred by Sellers, or any of them, resulting from or by reason of any facts constituting a breach of any representation or warranty of the Buyer contained in or made in this Agreement or with respect to any taxes or other obligations of the Corporation relating to the operation of the Corporation (or its successor) after the date of the Closing.

     10.5 Conditions of Indemnification. In order for a party to be entitled to indemnity hereunder with respect to a third party claim, such party must, upon receipt of notice of a third party claim, give prompt written notice to the party against whom such indemnity is sought for such claim. The potential indemnifying party shall have the right, at its option and at its own expense, to undertake the defense thereof by representatives of its own choosing.


                           XI.  ESCROW AGREEMENT

     11.1 Escrow Fund. The Escrow Agent shall receive, hold and distribute any and all monies required by this Agreement to be deposited with the Escrow Agent (the monies collectively referred to as the "Escrow Fund"). The Escrow Fund shall consist of two separate amounts, as follows:

          (a) The monies to be deposited upon execution of this Agreement pursuant to Section 2.1(a) (the "Security Deposit") and

          (b) The monies to be deposited at Closing pursuant to Section 2.1(b) (which when added to the Security Deposit shall be the "Purchase
                    Money").

     11.2 Security Deposit. The Security Deposit shall be held and distributed by the Escrow Agent pursuant to the following:

          (a)       In the event the Closing occurs as
                    contemplated by this Agreement, the Security
                    Deposit shall be applied to the purchase price.

          (b) In the event the Closing does not occur due to either (i) the mutual consent of the parties pursuant to Section 9.1 or (ii) the failure of a condition described in Article VI, then the Escrow Agent shall return the Security Deposit to the Buyer.

          (c) In the event the Closing does not occur due to Buyer's refusal or inability to close for any other reason, the Escrow Agent shall distribute the Security Deposit to the Sellers in accordance with their Percentage Interest as described in Exhibit 1.1. The payment provided for herein due to Buyer's default, shall not be Sellers exclusive remedy, but shall be in addition to any other rights or remedies provided by law or in this Agreement.

     11.3 Distribution of the Purchase Money. In the event the Closing occurs as contemplated by this Agreement, the Buyer shall deposit the Balance of the Purchase Money with the Escrow Agent as required by Section 2.1. The Purchase Money shall be distributed by the Escrow Agent as follows:

          (a) Immediately upon Closing, the Escrow Agent shall distribute to the Sellers, in accordance with their Percentage Interest, the Purchase Money, less (i) the sum of $2,000,000.00 (the "Escrow Deposit") and (ii) the closing costs to be paid by Sellers incident to the Closing.

          (b) The Escrow Agent shall, at Closing, pay from the Escrow Fund, all closing costs of Sellers.

          (c) As security for Sellers' indemnity obligations set forth in Article X, the Escrow Agent shall retain the Escrow Deposit for a period of fifteen (15) months following the date of the Closing. If at any time during the fifteen
                    (15) month period after the Closing, Buyer believes that it is owed indemnity by Sellers under Article X then Buyer shall provide written notice to the Escrow Agent of such fact. The written notice shall specify the alleged facts supporting a material breach of Sellers' warranties and representations and the amount of money for which Buyer has become, or reasonably believes it may be held, liable as a result thereof. Escrow Agent shall pay over and deliver to Buyer the requested amount of funds from the Escrow Deposit, to the extent available, unless within thirty (30) days of Escrow Agent's receipt of Buyer's notice, he has received notice from any Seller questioning the propriety of Buyer's Claim or otherwise disputing the underlying claim giving rise to the Buyer's claim and stating that Sellers intend to defend Buyer against such claim. Should Sellers provide such notice to the Escrow Agent as contemplated herein, then no funds from the Escrow Deposit shall be paid over to Buyer but shall be retained by the Escrow Agent until such time as: (i) the Escrow Agent receives a written directive signed by both parties stating that the dispute has been mutually resolved and directing distribution of the funds; (ii) Escrow Agent receives an order from a court of competent jurisdiction directing the distribution of said funds; or (iii) the Escrow Agent receives written notice from Buyer that it has relinquished or waived its claim to the funds.

          (d) At the expiration of the fifteen (15) month period provided for above, the Escrow Agent shall distribute the balance of the Escrow Deposit, if any (except for any amounts then in dispute and held pursuant to the last sentence of 11.3(c) above), to the Sellers in accordance with their Percentage Interests as described in Exhibit 1.1.

          (e) Upon settlement of all claims timely filed with Escrow Agent, the Escrow Agent shall distribute the balance, if any, of the Escrow Deposit, to the Sellers, in accordance with their Percentage Interests.

     11.4 Rights of Buyer. Nothing contained in this Article XI shall in any way limit the Buyer's right to indemnification from Sellers, as provided in Article X.

     11.5      Obligations of Sellers.  Nothing contained in this
Article XI shall in any way limit the Seller's obligation to indemnify Buyer as provided in Article X.

     11.6 Income of Escrow Fund. The Escrow Agent may deposit the Escrow Fund in any federally insured financial institution or in the Hibernia National Bank Tower U.S. Treasury Money Market Mutual Fund (as long as such fund maintains the highest rating available by Standard and Poor's or Moody's), and Escrow Agent shall invest the Escrow Fund for maximum safety, ready availability, and reasonable rate of return. Any income earned by the Escrow Fund shall be distributed to the parties who receive the balance of the Escrow Fund at its final distribution.

     11.7 Concursus. Escrow Agent shall have the right, at any time to invoke a concursus proceeding in a court of proper jurisdiction in Rapides Parish, Louisiana if Escrow Agent cannot determine a claim by any party to all or any part of the Escrow Fund. Escrow Agent shall be indemnified by the parties hereto for all costs, including reasonable attorneys' fees in connection with the above said concursus action and shall be fully protected in suspending all or part of its activities under this Escrow Agreement until a judgment in the concursus proceeding becomes final.

     11.8 Discharge of Escrow Agent. Upon the performance by the Escrow Agent of its obligations hereunder, including final distribution of the Escrow Deposit, whether among the parties or through invocation of a concursus proceeding, all obligations of Escrow Agent shall cease.

     11.9 Compensation. The Escrow Agent shall be entitled to compensation for performing its obligations under this Escrow Agreement, which compensation is hereby fixed at Four Thousand and No/100 ($4,000.00) Dollars, which compensation shall be paid fifty (50%) percent from the Escrow Fund and fifty (50%) percent by the Buyer, payable at closing.

     11.10 Escrow Agent's Duties. The parties hereto agree that the duties of Escrow Agent are only such as are herein specifically provided, being purely ministerial in nature, and that so long as it has acted in good faith, the Escrow Agent shall incur no liability whatsoever except for willful misconduct or gross negligence. The Escrow Agent may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel. The parties hereto agree to defend and hold the Escrow Agent harmless from liability, including expenses incurred by Escrow Agent, from suits or claims arising from acting as Escrow Agent, except those suits or claims or expenses which arise from the willful misconduct or gross negligence of Escrow Agent.

     11.11 Other Agreement. All of the terms and conditions in connection with the Escrow Agent's duties and responsibilities are contained in this instrument, and the Escrow Agent is not expected or required to be familiar with the provisions of any other instrument or agreement between the parties hereto, or anyone else, and shall not be charged with any responsibility or liability in connection with the observance or non-observance by anyone of the provisions of such instrument or agreement.

     11.12 Reasonable Reliance. The Escrow Agent may rely and shall be protected in acting upon any paper or other document which may be submitted to it in connection with its duties hereunder and which is believed by it to be genuine and have been signed or presented by the proper party or parties and shall have no liability or responsibility with respect to the form, execution or validity thereof.


                            XII.  MISCELLANEOUS

     12.1 Assignment. Buyer shall not be allowed to assign or otherwise transfer this Agreement without the express written consent of Sellers.

     12.2 Publicity. The Corporation and Buyer shall consult with each other in connection with, and shall endeavor to agree upon the content and timing of, any press releases or other public statements with respect to the transactions contemplated hereby and in making any filings with any federal or state governmental or regulatory agency or with any national securities exchange with respect thereto. The parties hereto shall not issue any such press release or make any such public statement or filing prior to such consultation, except as may be required by law or by obligations pursuant to any listing agreement with the New York Stock Exchange. In the event the parties are unable to agree on a public statement or announcement and either the Corporation, Sellers or the Buyer determines, after consultation with their respective counsel, that such statement or announcement is required by law or otherwise appropriate, then the Corporation, Sellers or the Buyer, as the case may be, may issue such statement or announcement.

     12.3 Access to Books and Records. From the date of this Agreement to the Closing Date, the Sellers will give representatives of the Buyer free access to the Corporation's offices, records, files, books of account, and tax returns, provided the same shall not unreasonably interfere with its normal operations.

     12.4 Binding Effect. This Agreement shall inure to the benefit of and be binding upon the Buyer and the Sellers and their respective heirs, executors, administrators and successors.

     12.5 Survival. All representations and warranties shall survive the closing of the transactions hereunder.

     12.6 Notices. Any notice, report, or demand required or permitted by any provision of this Agreement shall be deemed to have been sufficiently given for all purposes when posted if it is sent by registered mail, postage prepaid, addressed as follows:

          If to the Sellers, to

          H. Brenner Sadler        and  Joe D. Smith, Jr.
          Provosty, Sadler & deLaunay   2734 George's Lane
          P. O. Drawer 1791             Alexandria, LA  71301
          Alexandria, LA  71309

or to any other address as shall be designated from time to time by the Sellers. Notice given to the above individuals shall be deemed proper and sufficient notice to each Seller.

          If to the Buyer, to

          Thomas K. MacGillivray     and  Kent E. Agness
          Central Newspapers, Inc.        Barnes & Thornburg
          First Indiana Plaza             1313 Merchants Bank Bldg
          135 N. Pennsylvania Street      Indianapolis, IN  46204
          Suite 1200
          Indianapolis, IN  46204-2400


     12.7 Professional Fees. Neither the Buyer nor the Sellers, nor any of their officers, directors or employees has employed any broker or finder in connection with the transactions contemplated by this agreement, other than Dirks, Van Essen & Associates, or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this agreement, other than to Dirks, Van Essen & Associates, whose commissions and fees will be paid by the Sellers. Other than Dirks, Van Essen & Associates, each party hereto shall bear its own costs and expenses.

     12.8 Law Governing. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Louisiana.

     12.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all such counterparts shall constitute one and the same instrument.

     12.10 Consents. Sellers shall use their best efforts to assist Buyer in obtaining any approvals which, as expressly provided herein, are required to be obtained by Buyer to permit the consummation of the transaction, or to permit Buyer to continue to conduct the business and operations of McCormick and its Subsidiaries after the date of the Closing in a manner consistent with that in which they are presently being conducted.

     12.11 Further Assurances. Seller shall, from time to time, at Buyer's request, and without further consideration, perform such acts and execute and deliver to Buyer such other and further instruments and documents as Buyer may reasonably request for the more effective consummation of the sale transaction described herein and satisfaction by Sellers of their obligations under this Agreement.

     12.12 Individual Covenants Not to Compete. As additional consideration for Buyer's purchase of McCormick pursuant to this Agreement, and in order to protect the business being purchased, each of Joe D. Smith, Jr., Larry D. Smith, Tom J. Hardin, and Thomas J. O'Quin individually agree that through and including the second anniversary of the Closing Date, he will not own or operate, directly or indirectly, as principal, agent, proprietor, shareholder, director, officer, employee or consultant, or participate in the ownership, management, operation or control of, or act as a creditor or a lessor of, any business or entity which competes with McCormick or McCormick Subsidiaries in their respective publishing businesses in the State of Louisiana. Joe D. Smith, Jr., Larry D. Smith, Tom J. Hardin, and Thomas J. O'Quin, each acknowledge that the legal remedies for breach of the covenant not to compete contained in this subparagraph may be inadequate and therefore, agrees that, in the event of any actual or threatened breach of such covenant, in addition to any other right or remedy which Buyer may have, Buyer shall be entitled to specific performance of such covenant through injunctive or other equitable relief obtained from a court with appropriate equity jurisdiction. Nothing in this paragraph shall prevent the persons named in this Paragraph 12.12 from owning, as shareholder or creditor, an interest in any business or entity that competes with McCormick and McCormick's Subsidiaries if such interest is held in a corporation that is publicly traded and in which the person owns less than a one (1%) percent interest.

     IN WITNESS WHEREOF this Contract To Buy and Sell Entire Stock of McCormick & Company, Inc., executed by the undersigned before me, Notary, and the undersigned competent witnesses on this the 10th day of January, 1996, to be effective as of January 10, 1996.

WITNESSES:                         CENTRAL NEWSPAPERS, INC.


/s/Sandra Bordelon                 BY:  /s/ Louis A. Weil, III
--------------------                     -----------------------
Sandra Bordelon                          Louis A. Weil, III
                                         President & Chief Executive
                                         Officer
/s/John Doggett
--------------------
John Doggett


                           /s/ H. Brenner Sadler
                           -----------------------
                             H. Brenner Sadler
                               NOTARY PUBLIC

                        AFFIDAVIT OF EXECUTION


     IN WITNESS WHEREOF this Contract To Buy and Sell Entire Stock of McCormick & Company, Inc., executed by the undersigned before me, Notary, and the undersigned competent witnesses on this the 10th day of January, 1996, to be effective as of the 10th day of January, 1996.

WITNESSES:


/s/ Sandra Bordelon                /s/ Joe D. Smith Jr.
---------------------                 ---------------------
Sandra Bordelon                    Joe D. Smith, Jr., Individually


/s/ John Doggett                    /s/ Joe D. Smith Jr.
---------------------                 ----------------------
John Doggett                        Joe D. Smith, Jr., Usufructuary


                           /s/ H. Brenner Sadler
                           -----------------------
                             H. Brenner Sadler
                               NOTARY PUBLIC

                          AFFIDAVIT OF EXECUTION


     IN WITNESS WHEREOF this Contract To Buy and Sell Entire Stock of McCormick & Company, Inc., executed by the undersigned before me, Notary, and the undersigned competent witnesses on this the 10th day of January, 1996, to be effective as of the 10th day of January, 1996.

WITNESSES:


/s/ Sandra Bordelon                /s/ Larry D. Smith
---------------------                -------------------
Sandra Bordelon                      Larry D. Smith

/s/ John Doggett
---------------------
John Doggett



                           /s/ H. Brenner Sadler
                           ------------------------
                             H. Brenner Sadler
                               NOTARY PUBLIC

                          AFFIDAVIT OF EXECUTION


     IN WITNESS WHEREOF this Contract To Buy and Sell Entire Stock of McCormick & Company, Inc., executed by the undersigned before me, Notary, and the undersigned competent witnesses on this the 10th of January, 1996, to be effective as of the 10th day of January, 1996.

WITNESSES:


/s/ Sandra Bordelon                /s/ Tom J. Hardin
--------------------               -------------------
Sandra Bordelon                    Tom J. Hardin


/s/ John Doggett
--------------------
John Doggett




                           /s/ H. Brenner Sadler
                           -----------------------
                             H. Brenner Sadler
                               NOTARY PUBLIC

                          AFFIDAVIT OF EXECUTION


     IN WITNESS WHEREOF this Contract To Buy and Sell Entire Stock of McCormick & Company, Inc., executed by the undersigned before me, Notary, and the undersigned competent witnesses on this the 10th day of January, 1996, to be effective as of the 10th day of January, 1996.

WITNESSES:


/s/ Sandra Bordelon                /s/ Thomas J. O'Quin
--------------------               ----------------------
Sandra Bordelon                    Thomas J. O'Quin


/s/ John Doggett
--------------------
John Doggett



                           /s/ H. Brenner Sadler
                            ----------------------
                             H. Brenner Sadler
                               NOTARY PUBLIC

                          AFFIDAVIT OF EXECUTION


     IN WITNESS WHEREOF this Contract To Buy and Sell Entire Stock of McCormick & Company, Inc., executed by the undersigned before me, Notary, and the undersigned competent witnesses on this the 5th day of 1996, to be effective as of the 10th day of Janaury, 1996.

WITNESSES:


/s/ William C. Porter                /s/ John Claude O'Quin, III
-------------------                 ---------------------------
William C. Porter                   John Claude O'Quin, III

/s/ Larry D. Smith
-------------------
Larry D. Smith


                          /s/ Catherine B. Estes
                          ------------------------
                            Catherine B. Estes
                               NOTARY PUBLIC

                          AFFIDAVIT OF EXECUTION


     IN WITNESS WHEREOF this Contract To Buy and Sell Entire Stock of McCormick & Company, Inc., executed by the undersigned before me, Notary, and the undersigned competent witnesses on this the 5th day of January, 1996, to be effective as of the 10th day of January, 1996.

WITNESSES:


/s/ William C. Porter               /s/ John T. O'Quin
---------------------              --------------------
William C. Porter                  John T. O'Quin


/s/ Tom J. Hardin
---------------------
Tom J. Hardin




                          /s/ Catherine B. Estes
                           ------------------------
                            Catherine B. Estes
                               NOTARY PUBLIC

                          AFFIDAVIT OF EXECUTION


     IN WITNESS WHEREOF this Contract To Buy and Sell Entire Stock of McCormick & Company, Inc., executed by the undersigned before me, Notary, and the undersigned competent witnesses on this the 3rd day of January, 1996, to be effective as of the 10th day of January, 1996.

WITNESSES:


/s/ Thomas J. O'Quin               /s/ Mickie O'Quin Mast
----------------------             ------------------------
Thomas J. O'Quin                   Mickie O'Quin Mast


/s/ Steve T. Mast
----------------------
Steve T. Mast




                           /s/ Joy L. Williford
                           ----------------------
                             Joy L. Williford
                               NOTARY PUBLIC

                          AFFIDAVIT OF EXECUTION


     IN WITNESS WHEREOF this Contract To Buy and Sell Entire Stock of McCormick & Company, Inc., executed by the undersigned before me, Notary, and the undersigned competent witnesses on this the 5th day of January, 1996, to be effective as of the 10th day of January, 1996.

WITNESSES:


/s/ Karen Carthen                  /s/ Minnie Lou Hardin
--------------------               ----------------------
Karen Carthen                      Minnie Lou Hardin


/s/ Renee' Townsend
--------------------
Renee' Townsend




                             /s/ Gail C. Bell
                             -------------------
                                 Gail C. Bell
                                 NOTARY PUBLIC

                          AFFIDAVIT OF EXECUTION


     IN WITNESS WHEREOF this Contract To Buy and Sell Entire Stock of McCormick & Company, Inc., executed by the undersigned before me, Notary, and the undersigned competent witnesses on this the 10th day of January, 1996, to be effective as of the 10th day of January, 1996.

WITNESSES:
                              CRISTIN GAY HARDIN TRUST #1

/s/ Sandra Bordelon           BY:  /s/ Thomas J. Hardin, Trustee
---------------------              -------------------------------
Sandra Bordelon                    Thomas J. Hardin, Trustee

/s/ John Doggett
---------------------
John Doggett

                           /s/ H. Brenner Sadler
                           ----------------------
                             H. Brenner Sadler
                               NOTARY PUBLIC

                          AFFIDAVIT OF EXECUTION


     IN WITNESS WHEREOF this Contract To Buy and Sell Entire Stock of McCormick & Company, Inc., executed by the undersigned before me, Notary, and the undersigned competent witnesses on this the 10th day of January 1996, to be effective as of the 10th day of January, 1996.

WITNESSES:
                                   MELISSA MARIE HARDIN TRUST #1

/s/ Sandra Bordelon                BY:  /s/ Tom J. Hardin, Trustee
---------------------                   ----------------------------
Sandra Bordelon                         Tom J. Hardin, Trustee

/s/ John Doggett
---------------------
John Doggett


                           /s/ H. Brenner Sadler
                           -----------------------
                             H. Brenner Sadler
                               NOTARY PUBLIC

                          AFFIDAVIT OF EXECUTION


     IN WITNESS WHEREOF this Contract To Buy and Sell Entire Stock of McCormick & Company, Inc., executed by the undersigned before me, Notary, and the undersigned competent witnesses on this the 5th day of January, 1996, to be effective as of the 10th day of January, 1996.

WITNESSES:


/s/ Renee' Townsend                /s/ Beverly Hardin Diechert
--------------------               ----------------------------
Renee' Townsend                    Beverly Hardin Deichert


/s/ Karen Carthen
--------------------
Karen Carthen



                             /s/ Gail C. Bell
                             -------------------
                               Gail C. Bell
                               NOTARY PUBLIC

                          AFFIDAVIT OF EXECUTION


     IN WITNESS WHEREOF this Contract To Buy and Sell Entire Stock of McCormick & Company, Inc., executed by the undersigned before me, Notary, and the undersigned competent witnesses on this the 5th day of January, 1996, to be effective as of the 10th day of January, 1996.

WITNESSES:


/s/ Renee' Townsend                /s/ Betsy B. Hardin
---------------------              ---------------------
Renee' Townsend                    Betsy B. Hardin


/s/ Karen Carthen
---------------------
Karen Carthen



                             /s/ Gail C. Bell
                             -----------------
                               Gail C. Bell
                               NOTARY PUBLIC

                          AFFIDAVIT OF EXECUTION


     IN WITNESS WHEREOF this Contract To Buy and Sell Entire Stock of McCormick & Company, Inc., executed by the undersigned before me, Notary, and the undersigned competent witnesses on this the 4th day of January, 1996, to be effective as of the 10th day of January, 1996.

WITNESSES:
                              MCCORMICK-SMITH FUND, INC.


/s/ Michele Aymond            BY:  /s/ Dr. Robert Lynn, President
-------------------               --------------------------------
Michele Aymond                     Dr. Robert Lynn, President


/s/ Larry D. Smith
-------------------
Larry D. Smith


                           /s/ Joy L. Williford
                           ----------------------
                             Joy L. Williford
                               NOTARY PUBLIC

                          AFFIDAVIT OF EXECUTION


     IN WITNESS WHEREOF this Contract To Buy and Sell Entire Stock of McCormick & Company, Inc., executed by the undersigned before me, Notary, and the undersigned competent witnesses on this the 5th day of January, 1996, to be effective as of the 10th day of January, 1996.

WITNESSES:


/s/ Renee' Townsend                /s/ Thomas Allen Jarreau Hardin
---------------------              ---------------------------------
Renee' Townsend                    Thomas Allen Jarreau Hardin


/s/ Karen Carthen
---------------------
Karen Carthen




                             /s/ Gail C. Bell
                             ------------------
                               Gail C. Bell
                               NOTARY PUBLIC

                          AFFIDAVIT OF EXECUTION


     IN WITNESS WHEREOF this Contract To Buy and Sell Entire Stock of McCormick & Company, Inc., executed by the undersigned before me, Notary, and the undersigned competent witnesses on this the 5th day of January, 1996, to be effective as of the 10th day of January, 1996.

WITNESSES:


/s/ Renee' Townsend                /s/ Julia Key Hardin
--------------------               ----------------------
Renee' Townsend                    Julia Key Hardin


/s/ Karen Carthen
--------------------
Karen Carthen




                             /s/ Gail C. Bell
                             ------------------
                               Gail C. Bell
                               NOTARY PUBLIC

                          AFFIDAVIT OF EXECUTION


     IN WITNESS WHEREOF this Contract To Buy and Sell Entire Stock of McCormick & Company, Inc., executed by the undersigned before me, Notary, and the undersigned competent witnesses on this the 5th day of January, 1996, to be effective as of the 10th day of January, 1996.

WITNESSES:


/s/Michael De Stefano              /s/ Jolene O'Quin
---------------------              -------------------
Michael De Stefano                 Jolene O'Quin


/s/illegible
-------------------
illegible


                          /s/ Michael De Stefano
                          -----------------------
                            Michael De Stefano
                               NOTARY PUBLIC

                          AFFIDAVIT OF EXECUTION


     IN WITNESS WHEREOF this Contract To Buy and Sell Entire Stock of McCormick & Company, Inc., executed by the undersigned before me, Notary, and the undersigned competent witnesses on this the 8th day of January, 1996, to be effective as of the 10th day of January, 1996.

WITNESSES:                         HIBERNIA NATIONAL BANK
                                   Escrow Agent


/s/ Terry G. Wilkerson             BY:/s/ Michael Davis
-----------------------               -------------------
Terry G. Wilkerson                    Michael Davis


/s/ Thomas J. Hardin
----------------------
Thomas J. Hardin



                           /s/ Joy L. Williford
                           ----------------------
                             Joy L. Williford
                               NOTARY PUBLIC

                          AFFIDAVIT OF EXECUTION


     IN WITNESS WHEREOF this Contract To Buy and Sell Entire Stock of McCormick & Company, Inc., executed by the undersigned before me, Notary, and the undersigned competent witnesses on this the 10th day of January, 1996, to be effective as of the 10th day of January, 1996.

WITNESSES:
                                   ALEXANDRIA MUSEUM OF ART


/s/ Sandra Bordelon                BY: /s/ Renee' P. Chappel
---------------------                  -----------------------
Sandra Bordelon                        Renee' P. Chappel


/s/ John Doggett
---------------------
John Doggett


                           /s/ H. Brenner Sadler
                           -----------------------
                             H. Brenner Sadler
                               NOTARY PUBLIC